UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(866) 352-3267

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2020, the board of directors (the “Board”) of LiveRamp Holdings, Inc. (the “Company”) increased the size of the Board from eight to nine directors and appointed Kamakshi Sivaramakrishnan to fill the newly created directorship. Ms. Sivaramakrishnan’s term will expire at the 2022 Annual Meeting of Stockholders so as to maintain an equal number of directors in each class of directors serving on the Board.

Ms. Sivaramakrishnan will be compensated for her Board service in accordance with the standard compensation policy for the Company’s non-employee directors and will be eligible to participate in the LiveRamp Holdings, Inc. Directors’ Deferred Compensation Plan, each of which are more fully described in the “Non-Employee Director Compensation” section of the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2020. Ms. Sivaramakrishnan has not been appointed to serve on any of the Board’s committees at this time. Committee assignments for Ms. Sivaramakrishnan will be made at the quarterly meeting of the board of directors currently scheduled for February 10, 2021, such assignment(s) to be effective as of April 1, 2021.

There are no arrangements or understandings between Ms. Sivaramakrishnan and any other person pursuant to which she was selected to serve as a director of the Company, nor is she party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On November 9, 2020, the Company announced that the Board had approved an amendment to the Company’s share repurchase program to extend its duration through December 31, 2022. As part of the share repurchase program, shares may be purchased in open market transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The timing, manner, price and amount of any repurchases will be determined at the Company’s discretion, and the share repurchase program may be suspended, terminated or modified at any time for any reason, including for any cash tender offer that the Company may undertake. The repurchase program does not obligate the Company to acquire any specific number of shares, and all open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases.

Forward Looking Statements

This Item 8.01 contains forward-looking statements about the Company’s share repurchase program, including how the Company may execute repurchases. The statements are based on management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, potential changes in the market price of the Company’s common stock and changes in the Company’s operating results, financial condition and cash requirements.

The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended March 31, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020 and from time to time other filings with the SEC, which are available on the SEC’s web site (http://www.sec.gov).

Stockholders of the Company are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones
Chief Ethics and Legal Officer & Executive Vice President

Date: November 9, 2020